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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Physician Reliance Network, Inc. 1994 Stock Option Plan for Outside Directors) of US Oncology, Inc. of our report dated March 2, 1999 appearing on page 25 of American Oncology Resources, Inc.'s Annual Report on Form 10-K/A-2 for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Houston, Texas
June 16, 1999